CONTACT:	Daniel T. Hendrix
President and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

FD
Eric Boyriven, Matt Steinberg
(212) 850-5600

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FIRST QUARTER 2011 RESULTS

-- First Quarter Sales and Orders Increase 13% and 10%, Respectively --
-- Operating Income Increases to $21.5 million --

ATLANTA, Georgia, April 27, 2011 – Interface, Inc. (Nasdaq: IFSIA), a worldwide floorcoverings company and global leader in sustainability, today announced results for the first quarter ended April 3, 2011.

Sales for the first quarter of 2011 were $245.4 million, compared with sales of $217.2 million in the first quarter of 2010, an increase of 13.0%.  Operating income for the 2011 first quarter was $21.5 million, or 8.8% of sales.  This compares with operating income (excluding a $3.1 million restructuring charge) of $16.9 million, or 7.8% of sales, in the first quarter of the prior year.  Including the restructuring charge, operating income in the first quarter of 2010 was $13.8 million, or 6.3% of sales.

Net income attributable to Interface, Inc. in the 2011 first quarter was $9.8 million, or $0.15 per diluted share. When adjusted to exclude the aforementioned restructuring charge, as well as expenses of $1.1 million relating to the Company’s previously-announced and completed bond redemption, net income attributable to Interface, Inc. in the 2010 first quarter was $4.9 million, or $0.08 per diluted share.  Including all items in the 2010 first quarter, net income attributable to Interface, Inc. was $1.9 million, or $0.03 per diluted share.

“We are pleased with our first quarter results, which reflect continued strong marketplace demand trends and operational execution,” said Daniel T. Hendrix, President and Chief Executive Officer.  “The corporate office market has continued its recovery, particularly in the United States and Australia, and we continue to benefit from our market diversification strategy as the non-office commercial segment experienced solid growth during the quarter.  Geographically, we saw growth across all our sales regions, with India, China and Eastern Europe exhibiting particular strength, and the ramp-up of our new modular carpet plant in China is progressing as expected.  Furthermore, our consumer business continues to grow through its focus on direct sales channels, particularly its retail store locations, including our newest FLOR store in the SoHo district of New York City following its highly successful opening in March.  We plan to open our fourth FLOR store in Atlanta later this week, and are excited about the opportunities we see in this market.  Overall, we are off to a good start in 2011.”

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “Our results for the 2011 first quarter reflect growth and improved performance across all of our businesses.  Sales growth continues to be strong, and we generated substantial improvements in profitability despite the costs associated with the commissioning of our new China plant and our ongoing investments in sales, marketing and other areas, all of which will benefit the business over the longer term.”

Mr. Hendrix concluded, “Demand trends remained strong during our seasonally weakest quarter, and we generated double-digit growth in orders in what remains a challenging, but steadily improving, market environment.  Furthermore, operational efficiencies led to the expansion of our overall gross profit margin by over 160 basis points compared to the first quarter last year.  Looking ahead to the remainder of 2011, we are encouraged by current market activity and are continuing to invest in our business in order to capture market share.  While the economic outlook remains somewhat uncertain, we are seeing the benefits of our investments in people and technology, and we look forward to continued success throughout the year.”

The Company will host a conference call tomorrow, April 28, 2011, at 9:00 a.m. Eastern Time, to discuss its first quarter 2011 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=112931&eventID=3968158 or through the Company’s website at: http://www.interfaceglobal.com/Investor-Relations.aspx.  The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

INTERFACE REPORTS FIRST QUARTER 2011 RESULTS

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the InterfaceFLOR, FLOR, Heuga and Bentley Prince Street brands, and, through its Bentley Prince Street brand, enjoys a leading position in the designer quality segment of the broadloom carpet market.  The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2011, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” “Our Chairman, together with other insiders, currently has sufficient voting power to elect a majority of our Board of Directors,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW -

INTERFACE REPORTS FIRST QUARTER 2011 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended
(In thousands, except per share data)	04/03/11	04/04/10

Net Sales	$245,402	$217,191
Cost of Sales	158,474	143,817
Gross Profit	86,928	73,374
Selling, General & Administrative Expenses	65,400	56,488
Restructuring Charges	--	3,131
Operating Income	21,528	13,755
Interest Expense	6,656	8,822
Bond Retirement Expenses	--	1,085
Other Expense (Income), Net	(122)	98
Income Before Taxes	14,994	3,750
Income Tax Expense	5,170	1,644
Income from Continuing Operations	9,824	2,106
Discontinued Operations, Net of Tax	--	--
Net Income	$9,824	$2,106

Net Income Attributable to Non-Controlling Interest in Subsidiary	--	(236)
Net Income (Loss) Attributable to Interface, Inc.	$9,824	$1,870

Earnings Per Share Attributable to Interface, Inc. – Basic
Continuing Operations	$0.15	$0.03
Discontinued Operations	--	--
Earnings Per Share Attributable to Interface, Inc. – Basic	$0.15	$0.03

Earnings Per Share Attributable to Interface, Inc. – Diluted
Continuing Operations	$0.15	$0.03
Discontinued Operations	--	--
Earnings Per Share Attributable to Interface, Inc. – Diluted	$0.15	$0.03

Common Shares Outstanding – Basic	64,822	63,332
Common Shares Outstanding – Diluted	65,190	63,874

Orders from Continuing Operations	$252,200	$229,800
Backlog (as of 04/03/11 and 04/04/10, respectively)	$128,200	$113,300

INTERFACE REPORTS FIRST QUARTER 2011 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	04/03/11	01/02/11
Assets
Cash	$39,685	$69,236
Accounts Receivable	147,524	151,463
Inventory	159,699	136,766
Other Current Assets	40,105	34,424
Assets of Businesses Held for Sale	1,200	1,200
Total Current Assets	388,213	393,089
Property, Plant & Equipment	184,717	177,792
Other Assets	189,703	184,552
Total Assets	$762,633	$755,433

Liabilities
Accounts Payable	$58,061	$55,859
Accrued Liabilities	93,016	112,657
Total Current Liabilities	151,077	168,516
Senior and Senior Subordinated Notes	294,448	294,428
Other Long-Term Liabilities	44,361	43,617
Total Liabilities	489,886	506,561
Shareholders’ Equity	272,747	248,872
Total Liabilities and Shareholders’ Equity	$762,633	$755,433

Consolidated Condensed Statements of Cash Flows	Three Months Ended
(In millions)	04/03/11		04/04/10

Net Income		$9.8		$2.1
Adjustments for Discontinued Operations		--		--
Net Income from Continuing Operations		$9.8		$2.1
Depreciation and Amortization		9.1		6.1
Deferred Income Taxes and Other Items		0.8		(2.2)
Change in Working Capital
Accounts Receivable	6.6		(1.5)
Inventories	(20.3)		(4.4)
Prepaids and Other Current Assets	(5.4)		(6.2)
Accounts Payable and Accrued Expenses	(18.8)		7.2
Cash Provided by (Used in) Operating Activities		(18.2)		1.1
Cash Used in Investing Activities		(11.8)		(3.7)
Cash Provided by (Used in) Financing Activities		0.1		(40.2)
Effect of Exchange Rate Changes on Cash		0.3		(1.2)
Net Decrease in Cash		$(29.6)		$(44.0)

INTERFACE REPORTS FIRST QUARTER 2011 RESULTS

Consolidated Condensed Segment Reporting
(In millions)
	Three Months Ended
	04/03/11	04/04/10	% Change
Net Sales
Modular Carpet	$219.3	$194.0	13.0%
Bentley Prince Street	26.1	23.2	12.5%
Total	$245.4	$217.2	13.0%

Operating Income (Loss)
Modular Carpet	$25.3	$17.2	47.1%
Bentley Prince Street	(0.2)	(1.4)	85.7%
Corporate Income, Expenses and Eliminations	(3.6)	(2.0)	(80.0%)
Total	$21.5	$13.8	55.8%

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

Three Months Ended 04/04/10
Operating Income, Excluding Restructuring Charge	$16.9
Restructuring Charge	(3.1)
Operating Income, As Reported	$13.8

Three Months Ended 04/04/10
Net Income (Loss) Attributable to Interface, Inc., Excluding Restructuring Charge and Bond Retirement Expenses	$4.9
Restructuring Charge, (Net of Tax of $0.8 Million	(2.3)
Bond Retirement Expenses, (Net of Tax of $0.4 Million)	(0.7)
Net Income (Loss) Attributable to Interface, Inc., As Reported	$1.9

Three Months Ended 04/04/10

Earnings (Loss) Per Share, Excluding Restructuring Charge and Bond Retirement Expenses	$0.08
Restructuring Charge Per Share, After Tax	(0.04)
Bond Retirement Expenses, After Tax	(0.01)
Earnings (Loss) Per Share, As Reported	$0.03

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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